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                                                                  EXHIBIT 3 (b)

CASE CORPORATION


                                    BY-LAWS

                              AMENDED AND RESTATED
                                OCTOBER 2, 1996


                                   ARTICLE I
                            MEETINGS OF STOCKHOLDERS


                                PLACE OF MEETING

  SECTION 1. All meetings of the stockholders of the Corporation shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors (the "Board"), or as shall be specified or fixed in the respective notices or waivers of notice thereof.


                                 ANNUAL MEETING

  SECTION 2. The Annual Meeting of Stockholders shall be held on such date and at such time as may be fixed by the Board and stated in the notice thereof, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.

  To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.
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  Notwithstanding anything in these By-Laws to the contrary, no business shall be transacted at the Annual Meeting except in accordance with the procedures set forth in this Section, provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting.

  The Chairman of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if so determined, so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                                SPECIAL MEETING

  SECTION 3. Special meetings of the stockholders shall be called only by the Board. The business transacted at a special meeting shall be confined to the purposes specified in the notice thereof. Special meetings shall be held at such date and at such time as the Board may designate.


                               NOTICE OF MEETING

  SECTION 4. Unless otherwise provided by law, written notice of each meeting of stockholders, stating the place, date and hour of the meeting, and the purpose or purposes thereof, shall be mailed not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat.


                                     QUORUM

  SECTION 5. Unless otherwise provided by statute or the Certificate of Incorporation, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum at such meeting.


                                     VOTING

  SECTION 6. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held which has voting power upon the matter in question. Subject to the final sentence of this Section 6, voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon.

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  Election of directors need not be by ballot;  provided, however, that by resolution duly adopted by the stockholders of the Corporation, a vote by ballot may be required.


                                    PROXIES

  SECTION 7. Any stockholder entitled to vote upon any matter at any meeting of stockholders may so vote by proxy. Every proxy shall be in writing (which shall include telegraphing or cabling or other electronic transmission) and shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Secretary of the Corporation before such meeting.


                                   INSPECTORS

  SECTION 8. At each meeting of the stockholders the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by one or more Inspectors. Such Inspectors shall be appointed by the Board before the meeting, or in default thereof by the presiding officer at the meeting, and shall be sworn to the faithful performance of their duties. If any of the Inspectors previously appointed shall fail to attend or refuse or be unable to serve, substitutes shall be appointed by the presiding officer.


                                   ARTICLE II
                               BOARD OF DIRECTORS


                          NUMBER, METHOD OF ELECTION,
                       TERMS OF OFFICE AND QUALIFICATION

  SECTION 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The number of directors which shall constitute the whole Board shall be not less than three nor more than sixteen (exclusive of directors, if any, elected by the holders of the Corporation's Preferred Stock or Second Preferred Stock) and the exact number thereof within such limits shall be determined from time to time by resolution adopted by a majority of the whole Board.

  Except as otherwise provided in the Certificate of Incorporation, a director shall hold office until the Annual Meeting for the year in which his or her term expires and until a successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as provided in the Certificate of Incorporation, any vacancy on the Board that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Except as otherwise provided in the Certificate of Incorporation, any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

  Nominations of persons for election to the Board of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board, or by any stockholder of the

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Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14A under the Securities Exchange Act of 1934 as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation at the Annual Meeting of Stockholders unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if so determined, so declare to the meeting and the defective nomination shall be disregarded. The provisions of this paragraph shall not apply with respect to nominations of directors to be elected by the holders of any series of Preferred Stock or Second Preferred Stock, voting separately as a series or together with other series thereof, pursuant to the terms of any such series.

  Any director may resign his or her office at any time by delivering a resignation in writing to the Corporation, and the acceptance of such resignation unless required by the terms thereof shall not be necessary to make such resignation effective.

  No director who shall have attained the age of 70 shall be eligible for re-election as a director of the Corporation.


                                    MEETINGS

  SECTION 2. The Board may hold its meetings and have an office in such place or places within or without the State of Delaware as the Board by resolution from time to time may determine.

  The Board may in its discretion provide for regular or stated meetings of the Board. Notice of regular or stated meetings need not be given. Special meetings of the Board shall be held whenever called by direction of the Chief Executive Officer, the President or any two of the directors. The Secretary or any Assistant Secretary shall give notice of any special meeting by mailing the same at least three days, or by telegraphing or telephoning the same at least one day, before the meeting to each director; but such

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notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

  Except as otherwise provided by law, at any meeting at which every director shall be present, even though without notice, any business may be transacted. No notice of any adjourned meeting need be given.

  The Board shall meet immediately after election, following the Annual Meeting of Stockholders, for the purpose of organizing, for the election of corporate officers as hereinafter specified, and for the transaction of any other business which may come before it. No notice of such meeting shall be necessary.

  Prior to the date of the Annual Meeting of Stockholders an annual report of the operations of the Corporation during the preceding fiscal year shall be submitted to the Board, which reports shall include consolidated statements of income and expenditures, and a balance sheet showing the consolidated financial condition of the Corporation and its consolidated subsidiaries at the close of such fiscal year.


                                     QUORUM

  SECTION 3. Except as otherwise expressly required by the Certificate of Incorporation, these By-Laws or by statute, a majority of the directors then in office shall be present at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.


                       COMPENSATION OF BOARD OF DIRECTORS

  SECTION 4. Each director (other than a director who is a salaried officer of the Corporation or of any subsidiary corporation), in consideration of serving as such, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board or of any Committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a Committee for any expenses incurred on account of attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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                                  ARTICLE III
                            COMMITTEES OF THE BOARD


                                   COMMITTEES

  SECTION 1. The Board shall elect as promptly as practicable from its members, by the affirmative vote of a majority of the whole Board, an Audit Committee, a Compensation Committee, a Nominating Committee and any other Committee which the Board may by resolution prescribe. Any such other Committee shall be comprised of such persons and shall possess such authority as shall be set forth in such resolution.


                                   PROCEDURE

  SECTION 2. Each Committee shall fix its own rules of procedure and shall meet where and as provided by such rules. Unless otherwise stated in these By-Laws, a majority of a Committee shall constitute a quorum.

  In the absence or disqualification of a member of any Committee, the members of such Committee present at any meeting, and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Fees in connection with such appointments shall be established by the Board.


                              REPORTS TO THE BOARD

  SECTION 3. All completed actions by the Audit, Compensation and Nominating Committees shall be reported to the Board at the next succeeding Board meeting.


                                AUDIT COMMITTEE

  SECTION 4. The Board shall elect as promptly as practicable an Audit Committee consisting of such number of members of the Board as shall be determined from time to time by resolution adopted by a majority of the whole Board, none of whom shall be officers or employees of the Corporation or any subsidiary of the Corporation. The Board shall appoint a Chairman of such Committee who shall be one of its members. The Audit Committee shall have such authority and duties as the Board by resolution shall prescribe.

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                            COMPENSATION COMMITTEE

  SECTION 5. The Board shall elect as promptly as practicable a Compensation Committee consisting of such number of members of the Board as shall be determined from time to time by resolution adopted by a majority of the whole Board, none of whom shall be officers or employees of the Corporation or any subsidiary of the Corporation. The Board shall appoint a Chairman of such Committee who shall be one of its members. The Compensation Committee shall have such authority and duties as the Board by resolution shall prescribe.


                             NOMINATING COMMITTEE

  SECTION 6. The Board shall elect as promptly as practicable a Nominating Committee consisting of such number of members of the Board as shall be determined from time to time by resolution adopted by a majority of the whole Board. The Board shall appoint a Chairman of such Committee who shall be one of its members. The Nominating Committee shall have such authority and duties as the Board by resolution shall prescribe.


                                   ARTICLE IV
                                    OFFICERS


                               GENERAL PROVISIONS

  SECTION 1. The officers of the Corporation shall be a Chairman who shall be designated the Chief Executive Officer, a Secretary, and such other officers as the Board may from time to time designate or authorize. Insofar as permitted by statute, the same person may hold two or more offices. Each such officer shall hold office until his or her successor is elected or his or her earlier death, resignation, or removal.

     The Board shall elect any officer who, at the time of election, is subject to Section 16(a) and Section 16(b) of the Securities Exchange Act of 1934. Unless determined otherwise by the Board, the Chief Executive Officer shall be authorized to elect all other officers.

     Any officer may be removed, with or without cause, at any time by the Board. Subject to the foregoing, any officer who is not elected by the Board shall hold office at the discretion of the Chief Executive Officer.

     A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-Laws for election to such office.

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                POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER

  SECTION 2. The Chief Executive Officer shall have general charge and management of the affairs, property and business of the Corporation, subject to the Board and the provisions of these By-Laws. The Chief Executive Officer shall perform all duties assigned to him or her in these By-Laws and such other duties as may from time to time be assigned to him or her by the Board.

  The Chief Executive Officer or, in his or her absence, such director as the Board may select, shall preside at all meetings of stockholders and the Board.


                      POWERS AND DUTIES OF OTHER OFFICERS

  SECTION 3. The Secretary or any Assistant Secretary shall attend and record the proceedings of all meetings of stockholders and the Board, and unless otherwise directed by the Board, of all Committees of the Board, in books kept for that purpose; shall see that all notices are given and records and reports properly kept and filed by the Corporation as required by these By-Laws or as required by law; shall have charge of and control over the records of the Corporation and the certificate books, transfer books and stock ledgers and such other books and papers as the Board may direct; shall be the custodian of the corporate seal and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and shall perform such other duties as may be required by the Board or the Chief Executive Officer.

  SECTION 4. Each other officer of the Corporation shall have such powers and perform such duties as are incident to their respective offices or as may be designated by the Chief Executive Officer, subject to the supervision and direction of the Board.

                            COMPENSATION OF OFFICERS

  SECTION 5. Unless otherwise determined by the Board, the annual base salary, any executive perquisite, and any bonus or incentive award (exclusive of any stock option grant or stock award) of any officer subject to Section 16(a) and
Section 16(b) of the Securities Exchange Act of 1934 shall be fixed, or made, as the case may be, by the Compensation Committee. The annual base salary, any executive perquisite, and any bonus or incentive award for other officers and employees shall be fixed by the Chief Executive Officer unless otherwise required by resolution of the Board or provision of any relevant plan. Any stock option grant or stock award intended to comply with the requirements of Securities and Exchange Commission Rule 16b-3 to an officer who, at the time the grant or award is made or any other action is taken with respect thereto, is subject to Section 16(a) and Section 16(b) of the Securities Exchange Act of 1934 shall be granted or awarded or acted upon solely by the Compensation Committee or a subcommittee thereof. Stock option grants or stock awards to other officers and employees or any other action taken with respect thereto shall be made or taken by the Chief Executive Officer unless otherwise required by resolution of the Board or provision of any relevant plan, and the Chief Executive Officer is hereby designated as a Committee of the Board for this purpose.

A report shall be made annually to the Compensation Committee by the Chief Executive Officer detailing the compensation paid (including any stock option grant, stock award or other equity-based award, and any executive perquisite) to any officer or

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employee of the Corporation the sum of whose bonus or incentive awards for any calendar year and annual base salary for such year is $250,000 or more. The report shall contain such other data as the Compensation Committee from time to time shall deem appropriate.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

  SECTION 6.1. Right to indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director of officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. Subject to Section 14.3 hereof, the Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the Corporation.

  SECTION 6.2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director of officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Section 14 or otherwise.

  SECTION 6.3. Claims. If a claim for indemnification or payment of expenses under this Section 14 is not paid in full within ninety days after a written claim therefor by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

  SECTION 6.4. Nonexclusivity of Rights. The rights conferred on any person by this Section 14 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

  SECTION 6.5. Other Indemnification. The Corporation's obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a

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director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

  SECTION 6.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of Section 14 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                   ARTICLE V
                                 CAPITAL STOCK


                             CERTIFICATES OF STOCK

  SECTION 1. Certificates of stock certifying the number of shares owned shall be issued to each stockholder in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board. Such certificates of stock shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman, the President or a Vice President, and by the Secretary or an Assistant Secretary. Any and all the signatures on the certificates may be a facsimile.


                               TRANSFER OF SHARES

  SECTION 2. Transfers of shares shall be made only upon the books of the Corporation by the holder, in person, or by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates of such shares, properly assigned. The Corporation may, if and whenever the Board shall so determine, maintain one or more offices or agencies, each in charge of an agent designated by the Board, where the shares of the capital stock of the Corporation shall be transferred and/or registered. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.


                     LOST, STOLEN OR DESTROYED CERTIFICATES

  SECTION 3. The Corporation may issue a new certificate of capital stock of the Corporation in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the Corporation may, but shall not be obligated to, require the owner of the alleged lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate, as the officers of the Corporation may, in their discretion, require.

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                             FIXING OF RECORD DATE

  SECTION 4. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of any other lawful action the Board may fix, in advance, a record date, which shall not be more that 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


                                   ARTICLE VI
                          CONSENTS TO CORPORATE ACTION


                                  RECORD DATE

  SECTION 1. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board may fix a record date for such purpose which shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails within 10 days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 2 below unless prior action by the Board is required under the General Corporation Law of Delaware, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.


                                   PROCEDURES

  SECTION 2. Every written consent purporting to authorize or to take corporate action and/or related revocations (each such written consent and related revocation is referred to in this Article VI as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this
Section 2, Consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation.

  A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.



  In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly

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conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by shareholder consent as he or she deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary of the Corporation shall promptly designate two persons, who shall not be members of the Board, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation under this Section 2. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 2, the Secretary or the Inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate, to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.


                                  ARTICLE VII
                                 MISCELLANEOUS


                             DIVIDENDS AND RESERVES

  SECTION 1. Dividends upon the capital stock of the Corporation may be declared as permitted by law by the Board at any regular or special meeting. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the Board, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for such other purposes as the Board shall think conducive to the interests of the Corporation, and any reserve so established may be abolished and restored to the surplus account by like action of the Board.


                                      SEAL

  SECTION 2. The seal of the Corporation shall bear the corporate name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware".

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                                     WAIVER

  SECTION 3. Whenever any notice whatsoever is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                  FISCAL YEAR

  SECTION 4. The fiscal year of the Corporation shall begin with January first and end with December thirty-first.


                                   AMENDMENTS

  SECTION 5. The Board from time to time shall have the power to make, alter, amend or repeal any and all of these By-Laws and additional By-Laws, but any By-Laws or additional By-Laws, so made, altered, amended or repealed by the Board may be amended, altered or repealed by the stockholders.

                                     -13-